011 Tax Exempt Income Fund attachment
9/30/05 Annual

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended September 30, 2005, Putnam management
has assumed $15,106 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1 (000s omitted)

Class A	55,082
Class B	2,406
Class C	341

72DD2 (000s omitted)

Class M	223

73A1

Class A	$0.382
Class B	 0.325
Class C	 0.311

73A2

Class M	$0.356

74U1 (000s omitted)

Class A	140,758
Class B	6,622
Class C	1,099

74U2 (000s omitted)

Class M	604

74V1

Class A	8.84
Class B	8.84
Class C	8.85

74V2

Class M	8.86


Additional Information About Errors and Omissions Policy--Item
85B

While no claims with respect to the Registrant/Series were filed under such policy during the period, requests under such policy for reimbursement of certain costs related to actions involving claims of market timing activity in certain Putnam Funds have been submitted by the investment manager of the Registrant/Series.